Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Registration Statement on Form 10 of our report dated September 4, 2008 on the financial statements of Fluid Solutions, Inc. As of June 30, 2008 and for the period December 11, 2007 (inception) through June 30, 2008.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Gruber & Co., LLC

By Randall Gruber

Setember 18, 2008